UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Pre-Paid Advance Agreement

As previously reported by Current Report on Form 8-K on August 14, 2024, Rekor Systems, Inc. (the “Company”) entered into a Pre-Paid Advance Agreement (the “PPA”) with YA II PN, Ltd., a Cayman Islands exempt limited company (the “Investor”), an affiliate of Yorkville Advisors Global, LP. In accordance with the terms of the PPA, the Investor advanced to the Company a pre-paid advance of $15,000,000 (the “Pre-Paid Advance”).

Pursuant to the terms of the PPA, within one year the Company could receive an additional $20,000,000 advance on the same terms as the Pre-Paid Advance, subject to satisfaction of certain conditions set forth in the PPA (the “Optional Additional Advance”).

On October 22, 2024, the Company and the Investor entered into Amendment No.1 to the Pre-Paid Advance Agreement (the “Amendment”) to eliminate the Optional Additional Advance from the PPA.   All other terms and provisions of the PPA remain unchanged and in full force and effect.

The foregoing is a summary description of certain terms of the Amendment. For a full description of all terms, please refer to the copy of the Amendment that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Prepaid Advance Agreement, dated October 22, 2024, by and between Rekor Systems, Inc. and YA II PN, Ltd.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: October 22, 2024	/s/ Eyal Hen
Name: Eyal Hen Title: Chief Financial Officer

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